Exhibit 10.2

INPIXON
2018 EMPLOYEE STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made as of __________ __, 20__, by and between Inpixon, a Nevada corporation (the “Grantor”), and______________, with an address at __________________________________ (the “Optionee”).

WITNESSETH:

WHEREAS, the Inpixon 2018 Employee Stock Incentive Plan, as amended from time to time (the “Plan”), was adopted by the Board of Directors (the “Board”) and the stockholders of the Grantor to provide the Optionee with an opportunity to acquire or increase his proprietary interest in the business of the Grantor, and, through stock ownership, to possess an increased personal interest in its continued success and progress; and

WHEREAS, the Grantor desires to increase the incentive of the Optionee to exert his utmost efforts to improve the business and increase the assets of the Grantor as an investor in the Grantor.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the Grantor hereby grants the Optionee an option to purchase shares of common stock of the Grantor, $0.001 par value per share (the “Common Stock”), upon the following terms and conditions:

1. Option.

Pursuant to the Plan, the Grantor hereby grants to the Optionee a non-qualified stock option (the “Option”), not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, on the terms and conditions contained in the Plan, to purchase up to __________ fully paid and non-assessable shares of Common Stock (the “Option Shares”). Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2. Exercise Price.

The exercise price (“Exercise Price”) for the Option Shares shall be $___ per share. It is the determination of the Company’s Board or a committee designated by the Board administering the Plan that on the date of grant the exercise price was not less than the greater of (i) 100% of the “Fair Market Value” of a share of Common Stock, or (ii) the par value of a share of Common Stock.

3. Exercise of the Option.

(a) Except as otherwise set forth herein, the Option shall be exercisable as to those Option Shares that have vested in accordance with the provisions of subsection (b) below. The Option may be exercised in whole or in part, from time to time and at any time, as to those Option Shares that are vested until the Option lapses or terminates. If the Optionee’s exercise of the Option would require the Grantor to issue a fractional Option Share, the Grantor will not be required to issue such fractional Option Share but shall pay the Optionee in cash the value of such fractional Option Share. The right to purchase all unexercised Option Shares (whether or not vested) shall lapse and forever terminate on ____________ (the “Termination Date”).

(b) The right to exercise this Option and purchase of the Option Shares shall vest in the following manner: at a rate of [1/48th of the number of Option Shares underlying the Option for each month of the Optionee’s continuous service to the Grantor or one of its subsidiaries or ______________________].

4. Manner of Exercise.

(a) Subject to the vesting conditions set forth in Section 3(b) above and the terms of the Plan, this Option may be exercised in whole or in part at any time prior to the Termination Date by giving written notice to the Grantor, which written notice may be in the form of Exhibit A to this Agreement (the “Exercise Notice”), specifying the number of Option Shares to be purchased, accompanied by payment in full of the purchase price, in cash or by check. In lieu of payment in cash, payment in full or in part may be if elected by the Optionee and approved by the Grantor (i) in the form of Common Stock owned by the Optionee (based on the Fair Market Value (as that term is defined in the Plan) of the Common Stock on the trading day before the Option is exercised) which is not the subject of any pledge or security interest and which has been owned for more than 6 months and has been paid for within the meaning of the Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or was purchased in the open market; (ii) by a “same day sale” commitment from the Optionee and a broker-dealer registered with FINRA to forward the Exercise Price directly to the Grantor; (iii) by cancellation of indebtedness of the Grantor to the Optionee; (iv) by waiver of consideration due to the Optionee for services rendered; (v) by a combination of the foregoing or (vi) other forms of consideration permitted by the Board and not inconsistent with the Plan, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any Common Stock surrendered to the Grantor is at least equal to the Exercise Price. The Optionee shall have the right to dividends and other rights of a stockholder with respect to Option Shares purchased upon exercise of the Option at such time as the Optionee has given the Exercise Notice and has paid in full for such Option Shares and has satisfied such conditions that may be imposed by the Grantor with respect to the withholding of taxes.

(b) Cashless Exercise. If elected by the Optionee and permitted by the Grantor, the Optionee may exercise all or a portion of the Option through a reduction in the number of Option Shares issuable upon the exercise of the Option. Such reduction may be effected by designating that the number of Option Shares issuable to the Optionee upon such exercise shall be reduced by the number of shares of Common Stock having an aggregate Fair Market Value as of the date of exercise equal to the amount of the aggregate Exercise Price for the number of Option Shares to be issued to the Optionee upon such exercise.

(c) In the event that any person or persons other than the Optionee attempt to exercise the Option, the Exercise Notice shall be accompanied by proof, satisfactory to the Grantor, of the right of such person or persons, under the Plan, to effect such exercise.

5. Transfer of the Option.

Except as specifically provided in Section 4.6 of the Plan and this Agreement, the Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the Option herein granted or any interest therein without the approval of the Board of the Grantor. Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, the Option contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

6. Restriction on Issuance of Option Shares.

The Grantor shall not be required to issue or deliver any certificate for Option Shares purchased upon the exercise of the Option unless (a) the issuance of such Option Shares has been registered with the Securities and Exchange Commission under the Securities Act, or counsel to the Grantor shall have given an opinion that such registration is not required; (b) approval, to the extent required, shall have been obtained from any state regulatory body having jurisdiction thereof; and (c) permission for the listing of such shares shall have been given by any national securities exchange on which the Common Stock of the Grantor is at the time of issuance listed.

7. Adjustment on Changes in Capitalization.

(a) In the event of changes in the outstanding Common Stock of the Grantor by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number of Option Shares as to which the Option may be exercised shall be correspondingly adjusted by the Grantor, and the Exercise Price shall be adjusted so that the product of the Exercise Price immediately after such event multiplied by the number of Option Shares subject to this Agreement immediately after such event shall be equal to the product of the Exercise Price multiplied by the number of Option Shares subject to this Agreement immediately prior to the occurrence of such event.

(b) In the event of a Material Transaction, the unexercised portion of this Option shall be subject to Section 9 of the Plan.

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(c) Any adjustment in the number of Option Shares shall apply proportionately to only the unexercised portion of the Option granted hereunder. If fractions of an Option Share would result from any such adjustment, the Grantor will not be required to issue such fractional Option Share but shall pay the Optionee in cash the value of such fractional Option Share.

8. Rights of Optionee.

The grant of the Option shall give the Optionee neither any right to similar grants nor any right to be retained in the employ of the Grantor or any of its subsidiaries, such employment being terminable to the same extent as if the Plan and this Agreement were not in effect. The right and power of the Grantor or any of its subsidiaries to dismiss or discharge any employee is specifically and unqualifiedly unimpaired by this Agreement. Neither the Optionee nor any other person legally entitled to exercise any rights under this Agreement shall be entitled to any of the rights or privileges of a stockholder of the Grantor with respect to any Option Shares which may be issuable upon any exercise pursuant to this Agreement, unless and until the stock records of the Grantor reflect the issuance of such Option Shares.

9. Notices.

Any notices provided for in this Agreement or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Grantor to the Optionee, five (5) days after deposit in the United States mail, postage prepaid, addressed to the Optionee at the last address the Optionee provided to the Grantor. The Grantor may, in its sole discretion, decide to deliver any documents related to participation in the Plan and the Option by electronic means or to request the Optioneer consent to participate in the Plan by electronic means. By accepting this option, the Optionee’s consent to receive such documents by electronic delivery and if applicable, to participate in the Plan through an on-line or electronic system established and maintained by the Grantor or another third party designated by the Grantor.

10. Binding Effect.

Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, legal representatives and assigns.

11. Agreement Subject to Plan.

Notwithstanding anything contained herein to the contrary, this Agreement is subject to, and shall be construed in accordance with, the terms of the Plan, which is incorporated by reference herein and made a part of this Agreement as if fully set forth herein. In the event of any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.

12. Withholding.

The Optionee agrees to cooperate with the Grantor to take all steps necessary or appropriate for the withholding of any applicable taxes by the Grantor under law or regulation in connection therewith. In the event the Optionee does not make the required withholding payment at the time of exercise, the Grantor may make such provisions and take such steps as it, in its sole discretion, may deem necessary or appropriate for the withholding of any taxes that the Grantor is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option, including, but not limited to, (i) refusing to accept payment for the Option Shares until the Optionee reimburses the Grantor for the amount the Grantor is required to withhold with respect to such taxes, or (ii) canceling the number of Option Shares issuable upon exercise of the Option in an amount sufficient to reimburse the Grantor for the amount it is required to so withhold, and/or (iii) withholding the amount due from the Optionee’s wages if he is employed by the Grantor or any subsidiary thereof.

13. Miscellaneous.

This Agreement shall be construed under the laws of the State of Nevada, without application to the principles of conflicts of laws. Headings have been included herein for convenience of reference only, and shall not be deemed a part of the Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Non-Qualified Stock Option Agreement as of the day and year first above written.

INPIXON

By:
Name:	Nadir Ali
Title:	CEO

OPTIONEE

Name:
By:

Taxpayer Identification No.:

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INPIXON

2018 EMPLOYEE STOCK INCENTIVE PLAN

Notice of Exercise of Non-Qualified Stock Option

I hereby exercise the non-qualified stock option granted to me pursuant to the Non-Qualified Stock Option Agreement dated as of ______________, by Inpixon (the “Company”), with respect to the following number of shares of the Company’s common stock (“Shares”), par value $0.001 per Share, covered by said option:

Number of Shares to be purchased:    __________

Purchase price per Share:  $ ________

Total purchase price: $ ________

_____ A.	Enclosed is cash or my certified check, bank draft, or postal or express money order in the amount of $ in full/partial [circle one] payment for such Shares;

and/or

_____ B.	Enclosed is/are _____ Share(s) with a total Fair Market Value of $_________ on the date hereof in full/partial [circle one] payment for such Shares;

and/or

_____ C.	I have provided notice to ________________[1], a broker, who will render full/partial [circle one] payment for such Shares. [Optionee should attach to the notice of exercise provided to such broker a copy of this Notice of Exercise and irrevocable instructions to pay to the Company the full/partial (as elected above) exercise price.]

and/or

_____ D.	I elect to satisfy the payment for Shares purchased hereunder by having the Company withhold newly acquired Shares pursuant to the exercise of the Option.

and/or

_____ E.

I elect to satisfy the payment for Shares purchased hereunder by having the Company reduce the number of Shares issuable to me equal to the number of Shares having an aggregate Fair Market Value as of the date of exercise equal to the aggregate purchase price for such Shares under the terms of my Non-Qualified Stock Option Agreement.

and/or

______ F.	I elect to satisfy the payment for Shares purchased hereunder by other forms of consideration:

_________________________________________________________________________

Please have the certificate or certificates representing the purchased Shares registered in the following name or names*:__________________________________; and sent to:

________________________________________________________________________.

DATED: ____________ ___, 20___

Optionee’s Signature

* Certificates may be registered in the name of the Optionee alone or in the joint names (with right of survivorship) of the Optionee and his or her spouse.

1 Insert name of broker.

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